UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      April 24, 2015

Taylor Morrison Home Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-35873	90-0907433
(Commission File Number)	(I.R.S. Employer Identification No.)
4900 N. Scottsdale Road, Suite 2000
Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

(480) 840-8100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2015, Taylor Morrison Communities, Inc. (“TMC”) and the other subsidiaries of Taylor Morrison Home Corporation party thereto entered into Amendment No. 3 (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of July 13, 2011 (as amended, amended and restated, supplemented or otherwise modified thereafter in accordance with the terms thereof, the “Credit Agreement”), among TMC, TMM Holdings Limited Partnership, Taylor Morrison Holdings II, Inc., Taylor Morrison Communities II, Inc., Taylor Morrison Holdings, Inc., Taylor Morrison Finance, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent for the lenders.

Among other things, the Amendment increases the amount available under the facility (the “Facility”) provided by the Credit Agreement up to $500.0 million, extends the maturity of the Facility by two years to April 2019 and reduces certain margins payable in respect of interest rates under the Credit Agreement.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 24, 2015

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
	Name:	Darrell C. Sherman
	Title:	Vice President, Secretary and General Counsel